SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT the “Agreement”) is dated as of the 31st day of August, 201 2, and made effective as of September 20th 2012 (the “Effective Date”), by and between MILLENNIUM HEALTH CARE, INC., a Delaware corporation (the “Company”) and TCA GLOBAL CREDIT MASTER FUND, LLP, a Cayman Islands limited partnership (the “Buyer”).

RECITALS

WHEREAS, Buyer desires to purchase from Company, and the Company desires to sell and issue to Buyer, upon the terms and subject to the conditions contained herein, a convertible promissory note in the original principal amount of Three Hundred Seventy-Five Thousand Dollars ($375,000) in the form attached hereto as Exhibit “A” (the “Note”), which Note shall be purchased on the date hereof (the “Closing Date”), all for the total purchase price of Three Hundred Seventy-Five Thousand Dollars ($375,000) (the “Purchase Price”), and all otherwise subject to the terms and provisions hereinafter set forth; and

WHEREAS, the Company and its subsidiaries have agreed to secure all of their respective “Obligations” (as hereinafter defined) to Buyer under the Note, this Agreement and all other Transaction Documents by: (i) granting to the Buyer a continuing and first priority security interest in all of the assets and properties of the Company pursuant to a Security Agreement dated as of the date hereof (the “Security Agreement”); (ii) causing Millennium ProComm Solutions, Inc., a New York corporation, Millennium Coding & Billing, Inc., a New York corporation, Millennium Medical Devices, LLC, a New York limited liability company, Millennium Vascular Management Group, Inc., a New York corporation, and Millennium Vascular Management Group of Staten Island, LLC, a New York limited liability company (collectively, the “Subsidiaries”), all wholly owned subsidiaries of the Company, to guaranty all of the Company’s Obligations pursuant to a guaranty agreement executed by the Subsidiaries in favor of Buyer (the “Subsidiary Guaranty”); (iii) causing each of the Subsidiaries to grant to the Buyer a continuing and first priority lien and security interest in all of the assets and properties of each of the Subsidiaries pursuant to a Security Agreement dated as of the date hereof (the “Sub Security Agreement”); and (iv) agreeing to the filing of UCC-1 Financing Statements covering all of the assets and properties of the Company and the Subsidiaries (collectively, the “UCC-l’s”);

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS, EXHIBITS, SCHEDULES

The foregoing recitals are true and correct and, together with the Schedules and Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

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ARTICLE II
DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in this Article as follows:

2.1           “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term “control,” “controlling,” “controlled” and words of similar import, when used in this context, means, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

2.2           “Assets” means all of the properties and assets of the Company and its subsidiaries, as the context may so require, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.3           “Claims” means any Proceedings, Judgments, Obligations, threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.4           “Common Stock” means the Company’s common stock, $0.0001 par value per share.

2.5           “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

2.6           “Contract” means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, debenture, subscription, call or put.

2.7           “Effective Date” means the date set forth in the introductory paragraph of this Agreement.

2.8           “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

2.9           “Environmental Requirements” means all Laws and requirements relating to human, health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

2.10         “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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2.11         “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, the SEC or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2.12         “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.13         “Hazardous Materials” means: (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCB’s); (ii) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

2.14         “Incentive Shares” means the shares of the Company’s Common Stock to be issued by the Company to Buyer in accordance with Section 7.5 below.

2.15         “Judgment” means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.16         “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

2.17         “Leases” means all leases for real or personal property.

2.18          “Material Adverse Effect” means with respect to the event, item or question at issue, that such event, item or question would not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any of the Transaction Documents; (ii) a material adverse effect on the results of operations, Assets, business or condition (financial or otherwise) or prospects of the Company or any of its subsidiaries, either individually or taken as a whole; (iii) a material adverse effect on the Company’s or its subsidiaries’ ability to perform, on a timely basis, its or their respective Obligations under this Agreement or any Transaction Documents; or (iv) a material adverse effect on the Buyer’s ability to sell or dispose of any of the Securities, whether on the Principal Trading Market, or otherwise, in accordance with applicable securities laws.

2.19         “Material Contract” shall mean any Contract to which the Company is a party or by which the Company or any of its Assets are bound and which: (i) involves aggregate payments of Twenty-Five Thousand Dollars ($25,000) or more to or from the Company; (ii) involves delivery, purchase, licensing or provision, by or to the Company, of any goods, services, assets or other items having a value (or potential value) over the term of such Contract of Twenty-five Thousand Dollars ($25,000) or more or is otherwise material to the conduct of the Company’s business as now conducted and as contemplated to be conducted in the future; (iii) involves a Company Lease; (iv) imposes any guaranty, surety or indemnification Obligations on the Company; or (v) prohibits the Company from engaging in any business or competing anywhere in the world.

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2.20         “Obligation” means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

2.21         “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity, quality and frequency).

2.22         “PCAOB” means the Public Company Accounting Oversight Board.

2.23         “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

2.24         “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.25         “Principal Trading Market” shall mean the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Markets, including the Bulletin Board and Pink Sheets, the NYSE Euronext or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

2.26         “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.27         “Real Property” means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to, fee and leasehold interests.

2.28         “SEC” means the United States Securities and Exchange Commission.

2.29         “Securities” means, collectively, the Note, the Incentive Shares and any additional shares of Common Stock issuable in connection with a conversion of the Note.

2.30         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.31         “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

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2.32         “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

2.33         “Transaction Documents” means any documents or instruments executed or to be executed by Company in connection with this Agreement, including the Note, the Security Agreement, the UCC- 1’s, the Subsidiary Guaranty, and the Sub Security Agreement, together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof.

ARTICLE III

INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules annexed hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation;” and (vi) the term “Company” shall refer collectively to the Company and all of its subsidiaries, whether listed as part of the Subsidiaries or not, and to each of them individually, in each case as the context may so require, it being the intent of the parties under this Agreement that all of the terms, conditions, provisions and representations hereof shall, to the greatest extent possible, while still maintaining the intent and purpose of this Agreement, apply equally to each of them, as if each term, covenant, provision and representation was separately made herein by each of them, except only with respect to any terms and provisions that deal directly with the issuance of any of the Securities, in which case the term Company shall mean and refer only to the Company, as the issuer of such Securities, without its Subsidiaries.

ARTICLE IV

PURCHASE AND SALE OF NOT ES

4.1          Purchase and Sale of Note. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Buyer agrees to purchase, on the Closing Date, and Company agrees to sell and issue to Buyer, on the Closing Date, the Note in the amount of the Purchase Price as more specifically set forth below.

4.2           Closing. The closing of the purchase and sale of the Note (the “Closing”) shall take place on the Closing Date, subject to satisfaction of the conditions to the Closing set forth in this Agreement. The Closing shall occur on the Closing Date through the use of overnight mails and subject to customary escrow instructions from Buyer and its counsel, or in such other manner as is mutually agreed to by the Company and the Buyer.

4.3           Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date: (i) the Buyer shall deliver to the attorney trust account of Lucosky Brookman, LLP, acting as counsel to the Company, the aggregate proceeds for the Note to be issued and sold to Buyer at the Closing, minus the fees to be paid directly from the proceeds of such Closing as set forth in this Agreement, in the form of wire transfers of immediately available U.S. funds; and (ii) the Company shall deliver to Buyer the Securities which Buyer is purchasing hereunder at the Closing, duly executed on behalf of the Company, together with any other documents required to be delivered pursuant to this Agreement.

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ARTICLE V

BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer represents and warrants to the Company, that:

5.1           Investment Purpose. Buyer is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, Buyer reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities or an available exemption under the Securities Act.

5.2           Accredited Buyer Status. Buyer is an “accredited investor” as that term is defined in Rule 501(a) (3) of Regulation D, as promulgated under the Securities Act.

5.3           Reliance on Exemptions. Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of Buyer to acquire the Securities.

5.4           Information. Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and information Buyer deemed material to making an informed investment decision regarding its purchase of the Securities, which have been requested by Buyer. Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries, nor any other due diligence investigations conducted by Buyer or its advisors, if any, or its representatives, shall modify, amend or affect Buyer’s right to rely on the Company’s and its subsidiaries’ representations and warranties contained in Article VI below. Buyer understands that its investment in the Securities involves a high degree of risk. Buyer is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables Buyer to obtain information from the Company in order to evaluate the merits and risks of this investment. Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

5.5           No Governmental Review. Buyer understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

5.6           Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Buyer and is a valid and binding agreement of Buyer, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth and disclosed in the disclosure schedule attached to this Agreement and made a part hereof, the Company hereby makes the following representations and warranties to the Buyer:

6.1           Subsidiaries. Except for one hundred percent (100%) ownership of each of the Subsidiaries, the Company has no subsidiaries and the Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or have any control over, any other Person. With respect to each of the Subsidiaries, all representations and warranties in this Article VI and elsewhere in this Agreement shall be deemed repeated and re-made from and by each of the Subsidiaries, as if such representations and warranties were independently made by each of such Subsidiaries in this Agreement. In addition, each representation and warranty contained in this Article VI or otherwise set forth in this Agreement shall be deemed to mean and be construed to include the Company and each of its subsidiaries, as applicable, regardless of whether each of such representations and warranties in Article VI specifically refers to the Company’s subsidiaries or not.

6.2           Organization. The Company and its subsidiaries are corporations, duly organized, validly existing and in good standing under the Laws of the jurisdiction in which they are incorporated. The Company has the full corporate power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification.

6.3           Authority and Approval of Agreement; Binding Effect. The execution and delivery by Company of this Agreement and the Transaction Documents, and the performance by Company of all of its Obligations hereunder and thereunder, including the issuance of the Securities, have been duly and validly authorized and approved by Company and its board of directors pursuant to all applicable Laws and no other corporate action or Consent on the part of Company, its board of directors, stockholders or any other Person is necessary or required by the Company to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Company’s Obligations hereunder and thereunder, or to issue the Securities. This Agreement and each of the Transaction Documents have been duly and validly executed by Company (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of Company) and constitute the valid and legally binding agreements of Company, enforceable against Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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6.4           Capitalization. The authorized capital stock of the Company consists of 34,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”), of which 19,069,122 shares of Common Stock are issued and outstanding as of the date hereof, and 210,000 shares of Preferred Stock are issued and outstanding as of the date hereof (100,000 shares of Series A Preferred Stock and 110,000 shares of Series D Preferred Stock). All of such outstanding shares have been validly issued and are fully paid and nonassessable. The Common Stock is currently quoted on the OTC Pink Sheets under the trading symbol “MHCC”. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation. No shares of Common Stock are subject to preemptive rights or any other similar rights or any Encumbrances suffered or permitted by the Company. As of the date hereof: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or Contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries; (ii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company or any of its subsidiaries, or by which the Company or any of its subsidiaries is or may become bound; (iii) there are no outstanding registration statements with respect to the Company or any of its securities; (iv) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (v) there are no financing statements securing obligations filed in connection with the Company or any of its Assets; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company. The Company has furnished to the Buyer true, complete and correct copies of: (I) the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”); and (II) the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”). Except for the Certificate of Incorporation and the Bylaws, there are no other shareholder agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose Obligations on the governance of the Company.

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6.5           No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Securities, will not: (i) constitute a violation of or conflict with the Certificate of Incorporation, Bylaws or any other organizational or governing documents of Company; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract to which Company is a party or by which any of its Assets or properties may be bound; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, any Judgment; (iv) constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws and the rules and regulations of any market or exchange on which the Common Stock is quoted); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, Company or any of Company’s Assets. The Company is not in violation of its Certificate of Incorporation, Bylaws or other organizational or governing documents and the Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company is a party or by which any property or Assets of the Company are bound or affected. The businesses of the Company are not being conducted, and shall not be conducted so long as Buyer owns any of the Securities, in violation of any Law. Except as specifically contemplated by this Agreement, the Company is not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof. All Consents which the Company is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

6.6           Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities Laws. Assuming the accuracy of the representations and warranties of the Buyer set forth in Article V above, the offer and sale by the Company of the Securities is exempt from: (i) the registration and prospectus delivery requirements of the Securities Act; and (ii) the registration and/or qualification provisions of all applicable state and provincial securities and “blue sky” laws.

6.7           Due Diligence Documents; Financial Statements. The Company is a non-reporting Company with the SEC and the Company’s Common Stock is currently not registered pursuant to Section 12 of the Exchange Act, and as of the date hereof, the Company is not required to file, and has not filed, any periodic reports with the SEC under Sections 13 or 15(d) of the Exchange Act. The Company, however, has delivered certain reports, schedules, forms, statements and other due diligence documents and materials to Buyer (referred to as the “Due Diligence Materials”). The Company shall also deliver to Buyer true and complete copies of all draft filings, reports, schedules, statements and other documents voluntarily filed or required to be filed by the Company under the Exchange Act, any rules of any Principal Trading Market, or any other applicable Law that have been prepared but not filed as of the date hereof. None of the Due Diligence Materials contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements or information therein, in light of the circumstances under which they were made, not misleading. In addition, the Company has delivered to Buyer unaudited financial statements, including Statement of Income, Balance Sheet and Statement of Cash Flows for fiscal year ending December 31, 2011, as well as unaudited financial statements, including Statement of Income, Balance Sheet and Statement of Cash Flows for fiscal quarter ending March 31, 2012 and fiscal quarter ending June 30, 2012 (collectively, the “Financial Statements”). All of the Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except: (i) as may be otherwise indicated in such Financial Statements or the notes thereto; or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). In addition, the Company represents and warrants that it has engaged a PCAOB approved and registered accounting firm (the “Accounting Firm”) that has prepared audited financial statements for the Company (which financial statements are approximately 90% completed as of the date hereof) (the “Audited Financials”) that comply with in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and the Principal Trading Market with respect thereto. The Company further represents and warrants the it has paid (or will be paying from the proceeds of the sale of the Note) the Accounting Firm preparing the Audited Financials in full for all work associated with the production and completion of the Audited Financials.

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6.8           Absence of Certain Changes. Since the most recent date of the Financial Statements, none of the following have occurred:

 (a)          There has been no event or circumstance of any nature whatsoever that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; or

 (b)          Any transaction, event, action, development, payment, or any other matter of any nature whatsoever entered into by the Company other than in the Ordinary Course of Business.

6.9           Absence of Litigation or Adverse Matters. (i) There is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of Company’s know ledge, threatened or contemplated by, against or affecting the Company, its business or Assets; (ii) there is no outstanding Judgments against or affecting the Company, its business or Assets; (iii) the Company is not in breach or violation of any Contract; and (iv) the Company has not received any material complaint from any customer, supplier, vendor or employee.

6.10         Liabilities and Indebtedness of the Company. The Company does not have any Obligations of any nature whatsoever, except: (i) as disclosed in the Financial Statements; or (ii) Obligations incurred in the Ordinary Course of Business since the date of the last Financial Statements which do not or would not, individually or in the aggregate, exceed Ten Thousand Dollars ($10,000) or otherwise have a Material Adverse Effect.

6.11         Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of the Company as presently conducted, free and clear of all Encumbrances or restrictions on the transfer or use of same. Except as would not have a Material Adverse Effect, the Company’s Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

6.12         Real Estate.

 (a)          Real Property Ownership. The Company does not own any Real Property.

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 (b)          Real Property Leases. Except for ordinary and customary office leases for the Company’s offices delivered to Buyer with the Due Diligence Materials (the “Company Leases”), the Company does not lease any other Real Property. With respect to each of the Company Leases: (i) the Company has been in peaceful possess ion of the property leased thereunder and neither the Company nor the landlord is in default thereunder; (ii) no waiver, indulgence or postponement of any of the Obligations thereunder has been granted by the Company or landlord thereunder; and (iii) there exists no event, occurrence, condition or act known to the Company which, upon notice or lapse of time or both, would be or could become a default thereunder or which could result in the termination of the Company Leases, or any of them, or have a Material Adverse Effect on the business of the Company, its Assets or its operations or financial results. The Company has not violated nor breached any provision of any such Company Leases, and all Obligations required to be performed by the Company under any of such Company Leases have been fully, timely and properly performed. The Company has delivered to the Buyer true, correct and complete copies of all Company Leases, including all modifications and amendments thereto, whether in writing or otherwise. The Company has not received any written or oral notice to the effect that any of the Company Leases will not be renewed at the termination of the term of such Company Leases, or that any of such Company Leases will be renewed only at higher rents.

6.13         Material Contracts. An accurate, current and complete copy of each of the Material Contracts has been furnished to Buyer as part of the Due Diligence Materials, and each of the Material Contracts constitutes the entire agreement of the respective parties thereto relating to the subject matter thereof. There are no outstanding offers, bids, proposals or quotations made by Company which, if accepted, would create a Material Contract with Company. Each of the Material Contracts is in full force and effect and is a valid and binding Obligation of the parties thereto in accordance with the terms and conditions thereof. To the knowledge of the Company and its officers, all Obligations required to be performed under the terms of each of the Material Contracts by any party thereto have been fully performed by all parties thereto, and no party to any Material Contracts is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration or modification of any Obligation of any party thereto or the creation of any Encumbrance upon any of the Assets of the Company. Further, the Company has received no notice, nor does the Company have any knowledge, of any pending or contemplated termination of any of the Material Contracts and, no such termination is proposed or has been threatened, whether in writing or orally.

6.14         Compliance with Laws. To the knowledge of the Company and its officers, the Company is and at all times has been in full compliance with all Laws. The Company has not received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law.

6.15         Intellectual Property. The Company owns or possesses adequate and legally enforceable rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and all other intellectual property rights necessary to conduct its business as now conducted. The Company does not have any knowledge of any infringement by the Company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and, to the knowledge of the Company, there is no Claim being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other intellectual property infringement; and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing.

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6.16         Labor and Employment Matters. The Company is not involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened. To the knowledge of the Company and its officers, none of the Company’s employees is a member of a union and the Company believes that its relations with its employees are good. To the knowledge of the Company and its officers, the Company has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

6.17         Employee Benefit Plans. The Company does not have and has not ever maintained, and has no Obligations with respect to any employee benefit plans or arrangements, including employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), multi employer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents of the Company participate (collectively, the “Employee Benefit Plans”). To the Company’s knowledge, all Employee Benefit Plans meet the minimum funding standards of Section 302 of ERlSA, where applicable, and each such Employee Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Benefit Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERlSA), has occurred with respect to any such Employee Benefit Plans, unless approved by the appropriate Governmental Authority. To the Company’s knowledge, the Company has promptly paid and discharged all Obligations arising under ERISA of a character which if unpaid or unperformed might result in the imposition of an Encumbrance against any of its Assets or otherwise have a Material Adverse Effect.

6.18         Tax Matters. The Company has made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects. Except and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, the Company has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Company has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes.

6.19         Insurance. The Company is covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Company is engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies. The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.

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6.20         Permits. The Company possesses all Permits necessary to conduct its business, and the Company has not received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Company is in full compliance with the respective requirements of all such Permits.

6.21         Bank Accounts; Business Location. Schedule 6.21 sets forth, with respect to each account of the Company with any bank, broker or other depository institution: (i) the name and account number of such account; (ii) the name and address of the institution where such account is held; (iii) the name of any Person(s) holding a power of attorney with respect to such account, if any; and (iv) the names of all authorized signatories and other Persons authorized to withdraw funds from each such account. The Company has no office or place of business other than as identified on Schedule 6.21 and the Company’s principal places of business and chief executive offices are indicated on Schedule 6.21. All books and records of the Company and other material Assets of the Company are held or located at the principal offices of the Company indicated on Schedule 6.21.

6.22         Environmental Laws. The Company is and has at all times been in compliance with any and all applicable Environmental Requirements, and there are no pending Claims against the Company relating to any Environmental Requirements, nor to the best knowledge of the Company, is there any basis for any such Claims.

6.23         Illegal Payments. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

6.24         Related Party Transactions. Except for arm’s length transactions pursuant to which the Company makes payments in the Ordinary Course of Business upon terms no less favorable than the Company could obtain from third parties, none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the issued and outstanding shares of any class of the Company’s capital stock (each a “Material Shareholder”), is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Company or Material Shareholder is an officer, director, trustee or partner. There are no Claims or disputes of any nature or kind between the Company and any officer, director or employee of the Company or any Material Shareholder, or between any of them, relating to the Company and its business.

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6.25         Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to Assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for Assets is compared with the existing Assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.26         Acknowledgment Regarding Buyer’s Purchase of the Securities. The Company acknowledges and agrees that Buyer is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by Buyer or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Buyer’s purchase of the Securities. The Company further represents to Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

6.27         Seniority. No indebtedness or other equity or security of the Company is senior to the Note in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, except only purchase money security interests (which are senior only as to underlying Assets covered thereby).

6.28         Brokerage Fees. There is no Person acting on behalf of the Company who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

6.29         Full Disclosure. All the representations and warranties made by Company herein or in the Schedules hereto, and all of the statements, documents or other information pertaining to the transact ion contemplated herein made or given by Company, its agents or representatives, are complete and accurate, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

ARTICLE VII

COVENANTS

7.1          Negative Covenants.

(a)          Indebtedness. So long as the Note is outstanding, neither the Company, nor any of its subsidiaries shall, either directly or indirectly, create, assume, incur or have outstanding any indebtedness for borrowed money of any nature or kind (including purchase money indebtedness), or become liable, whether as endorser, guarantor, surety or otherwise, for any Obligation of any other Person, except for: (i) the Note; (ii) Obligations for accounts payable, other than for money borrowed, incurred in the Ordinary Course of Business; and (iii) indebtedness that is subordinated to the Obligations owed to Buyer under the Note, as a matter of law, or pursuant to a subordination agreement, in form and content acceptable to Buyer in its sole discretion, which shall include an indefinite standstill on remedies and payment blockage rights during any default hereunder.

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(b)          Encumbrances. So long as the Note is outstanding, neither the Company, nor any of its subsidiaries shall, either directly or indirectly, create, assume, incur or suffer or permit to exist any Encumbrance upon any Asset of the Company or any of its subsidiaries which is senior to the security interest and rights of the Buyer, whether owned at the date hereof or hereafter acquired.

(c)          Intentionally Left Blank.

(d)          Transfer; Merger. So long as the Note is outstanding, neither the Company, nor any of its subsidiaries shall, either directly or indirectly, permit or enter into any transaction involving a “Change in Control” (as hereinafter defined), or any other merger, consolidation, sale, transfer, license, lease, encumbrance or otherwise disposition of all or substantially all of its properties or business or all or substantially all of its Assets, except for the sale, lease or licensing of property or Assets of the Company in the Ordinary Course of Business. For purposes of this Agreement, the term “Change of Control” shall mean any sale, conveyance, assignment or other transfer, directly or indirectly, of any ownership interest of the Company or any of its subsidiaries which results in any change in the identity of the individuals or entities previously having the power to direct, or cause the direction of, the management and policies of the Company or any of its subsidiaries, or the grant of a security interest in any ownership interest of any Person directly or indirectly controlling the Company, which could result in a change in the identity of the individuals or entities previously having the power to direct, or cause the direct ion of, the management and policies of the Company or any of its subsidiaries.

(e)          Distributions; Restricted Payments. So long as the Note is outstanding, neither the Company, nor any of its subsidiaries shall, either directly or indirectly: (i) purchase or redeem any shares of its capital stock; (ii) declare or pay any dividends or distributions, whether in cash or otherwise, or set aside any funds for any such purpose; (iii) make any loans, advances or extensions of credit to, or investments in, any Person, including, without limitation, any Affiliates of the Company or its subsidiaries, or the Company’s officers, directors, employees or Material Shareholders, or the officers, directors, employees of any subsidiary of the Company; or (iv) increase the annual salary paid to any officers or directors of the Company or any of its subsidiaries as of the Effective Date, unless any such increase is part of a written employment contract with any such officers entered into prior to the Effective Date, a copy of which has been delivered to and approved by the Buyer.

(f)          Use of Proceeds. The proceeds from the purchase and sale of the Note shall be used by the Company for general working capital purposes.

(g)          Business Activities; Change of Legal Status and Organizational Documents. Neither the Company, nor any of its subsidiaries, shall: (i) engage in any line of business other than the businesses engaged in as of the Effective Date and business reasonably related thereto; (ii) change its respective name, organizational identification number, its type of organization, its jurisdiction of organization or other legal structure; or (iii) permit its Certificate of Incorporation, Bylaws or other organizational documents to be amended or modified in any way which could reasonably be expected to have a Material Adverse Effect.

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(h)          Transactions with Affiliates. Neither the Company, nor any of its subsidiaries, shall enter into any transaction with any of its Affiliates, officers, directors, employees, Material Shareholders or other insiders, except in the Ordinary Course of Business and upon fair and reasonable terms that are no less favorable to the Company or its subsidiaries, as applicable, than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Company or any of its subsidiaries.

7.2          Affirmative Covenants.

(a)          Corporate Existence. The Company and each of its subsidiaries shall at all times preserve and maintain their respective: (i) existence and good standing in the jurisdiction of its and their organization; and (ii) its and their qualification to do business and good standing in each jurisdiction where the nature of its and their business makes such qualification necessary, and shall at all times continue as a going concern in the business which the Company is presently conducting.

(b)          Tax Liabilities. The Company and each of its subsidiaries shall at all times pay and discharge all Taxes upon, and all Claims (including claims for labor, materials and supplies) against the Company and each of its subsidiaries or any of its or their properties or Assets, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAPP are being maintained.

(c)          Notice of Proceedings. The Company shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company, give written notice to the Buyer of all threatened or pending Proceedings before any Governmental Authority affecting the Company or any of its subsidiaries.

(d)          Material Adverse Effect. The Company shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company, give written notice to the Buyer of any event, circumstance, fact or other matter that could in any way have or be reasonably expected to have a Material Adverse Effect.

(e)          Notice of Default. The Company shall, promptly, but not more than five (5) days after the commencement thereof, give notice to the Buyer in writing of the occurrence of any “Event of Default” (as such term is defined in any of the Transaction Documents) or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder or under any other Transaction Documents.

(f)          Maintain Property. The Company and each of its subsidiaries shall at all times maintain, preserve and keep all of their respective Assets in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as the Company deems appropriate in its reasonable judgment, make all needful and proper repairs, renewal s, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained. The Company shall permit Buyer to examine and inspect such Assets (and all assets and properties of its subsidiaries) at all reasonable times upon reasonable notice during business hours. During the continuance of any Event of Default here under or under any Transaction Documents, the Buyer shall, at the Company’s expense, have the right to make additional inspections without providing advance notice.

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(g)          Maintain Insurance. The Company and its subsidiaries shall at all times insure and keep insured with insurance companies acceptable to Buyer, all insurable property owned by the Company and its subsidiaries, respectively and as applicable, which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks. Prior to the Closing Date, the Company shall deliver to the Buyer a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section. All such policies of insurance must be satisfactory to Buyer in relation to the amount and term of the Note and type and value of the Assets of the Company and the assets and properties of its subsidiaries, shall identify Buyer as sole/lender’s loss payee and as an additional insured. In the event the Company fails to provide Buyer with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Buyer, without waiving or releasing any obligation or default by the Company hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain in such policies of insurance and pay such premium and take any other action with respect thereto, which Buyer deems advisable. This insurance coverage: (i) may, but need not, protect the Company’s interest in such property; and (ii) may not pay any claim made by, or against, the Company in connection with such property. The Company may later request that the Buyer cancel any such insurance purchased by Buyer, but only after providing Buyer with evidence that the insurance coverage required by this Section is in force. The costs of such insurance obtained by Buyer, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Company to Buyer, together with interest at the highest non-usurious rate permitted by law on such amounts until repaid and any other charges by Buyer in connection with the placement of such insurance. The costs of such insurance, which may be greater than the cost of insurance which the Company may be able to obtain on its own, together with interest thereon at the highest non-usurious rate permitted by Law and any other charges incurred by Buyer in connection with the placement of such insurance may be added to the total Obligations due and owing by the Company hereunder and under the Note to the extent not paid by the Company.

(h)          Reporting Status; Listing. The Company shall, on or about forty-five (45) days from the Effective Date (the “Reporting Date”): (i) provide and deliver to Buyer a complete copy of the Audited Financials containing an unqualified opinion of the Accounting Firm; and (ii) file a Form 10 and comply with any other requirements to become a full reporting Company required to file reports with the SEC under the Exchange Act, and have its Common Stock registered with the SEC under Section 12 of the Exchange Act, and provide to Buyer evidence reasonably acceptable to the Buyer of same. In addition, immediately after the Form 10 becomes effective with the SEC, on or about sixty (60) days after the Reporting Date, the Company shall file all required applications and documents to have its Common Stock quoted and listed in the OTC Bulletin Board, which shall be the Company’s Principal Trading Market. In that regard, the Company shall file all required applications, reports, statements and all other documents, and pay all required fees and costs, necessary or required in order for the Company to accomplish the foregoing requirements on or about sixty (60) days from and after the Reporting Date, so long as Buyer owns, legally or beneficially, any of the Securities, the Company shall: (i) file in a timely manner all reports required to be filed under the Securities Act, the Exchange Act or any securities Laws and regulations thereof applicable to the Company of any state of the United States, or by the rules and regulations of the Principal Trading Market, and, to provide a copy thereof to the Buyer promptly after such filing; (ii) not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations there under would otherwise permit such termination; (iii) if required by the rules and regulations of the Principal Trading Market, promptly secure the listing of the Incentive Shares or any other shares of Common Stock issuable to Buyer under any of the Transaction Documents upon the Principal Trading Market (subject to official notice of issuance) and, take all reasonable action under its control to maintain the continued listing, quotation and trading of its Common Stock (including, without limitation, the Incentive Shares or any other shares of Common Stock issuable to Buyer under any of the Transaction Documents) on the Principal Trading Market, and the Company shall comply in all respects with the Company’s reporting, filing and other Obligations under the bylaws or rules of the Principal Trading Market, the Financial Industry Regulatory Authority, Inc. and such other Governmental Authorities, as applicable. The Company shall promptly provide to Buyer copies of any notices it receives from the SEC or any Principal Trading Market, to the extent any such notices could in any way have or be reasonably expected to have a Material Adverse Effect.

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(i)          Rule 144. With a view to making available to Buyer the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Buyer to sell any of the Securities to the public without registration, the Company represents and, warrants that: (i) on or about sixty (60) days after the Reporting Date, the Company shall be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) sixty (60) days from and after the Reporting Date, the Company will file all required reports under Section 13 or 15(d) of the Exchange Act, as applicable; and (iii) the Company is not an issuer defined as a “Shell Company” (as hereinafter defined). For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description defined under Rule 144. In addition, on or about sixty (60) days from and after the Reporting Date, so long as Buyer owns, legally or beneficially, any of the Securities, the Company shall, at its sole expense:

(i)          Make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available;

(ii)         furnish to the Buyer, promptly upon reasonable request: (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (b) such other information as may be reasonably requested by Buyer to permit the Buyer to sell any of the Securities pursuant to Rule 144 without limitation or restriction; and

(iii)        promptly at the request of Buyer, give the Company’s transfer agent (the “Transfer Agent”) instructions to the effect that, upon the Transfer Agent’s receipt from Buyer of a certificate (a “Rule 144 Certificate”) certifying that Buyer’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the Securities which Buyer proposes to sell (or any portion of such Securities which Buyer is not presently selling, but for which Buyer desires to remove any restrictive legends applicable thereto) (the “Securities Being Sold”) is not less than six (6) months, and receipt by the Transfer Agent of the “Rule 144 Opinion” (as hereinafter defined) from the Company or its counsel (or from Buyer and its counsel as permitted below), the Transfer Agent is to effect the transfer (or issuance of a new certificate without restrictive legends, if applicable) of the Securities Being Sold and issue to Buyer or transferee(s) thereof one or more stock certificates representing the transferred (or reissued) Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the Transfer Agent’s books and records. In this regard, upon Buyer’s request, the Company shall have an affirmative obligation to cause its counsel to promptly issue to the Transfer Agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement, or re-issued without any restrictive legends pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”). If the Transfer Agent requires any additional documentation in connection with any proposed transfer (or re-issuance) by Buyer of any Securities Being Sold, the Company shall promptly deliver or cause to be delivered to the Transfer Agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer (or re-issuance) of the Securities Being Sold and the issuance of an unlegend certificate to any such Buyer or any transferee thereof, all at the Company’s expense. Any and all fees, charges or expenses, including, without limitation, attorneys’ fees and costs, incurred by Buyer in connection with issuance of any Securities, or the removal of any restrictive legends thereon, or the transfer of any such Securities to any assignee of Buyer, shall be paid by the Company, and if not paid by the Company, the Buyer may, but shall not be required to, pay any such fees, charges or expenses, and the amount thereof, together with interest thereon at the highest non-usurious rate permitted by law, from the date of outlay, until paid in full, shall be due and payable by the Company to Buyer immediately upon demand therefor, and all such amounts advanced by the Buyer shall be additional sums advanced and due under the Note and secured under the Transaction Documents.

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(j)          Matters With Respect to Securities.

(i)          Issuance of Conversion Shares. The parties hereto acknowledge that pursuant to the terms of the Note, Buyer has the right, at its discretion, to convert amounts due under the Note into Common Stock in accordance with the terms of the Note. In the event, for any reason, the Company fails to issue, or cause the Transfer Agent to issue, any portion of the Common Stock issuable upon conversion of the Note (the “Conversion Shares”) to Buyer in connection with the exercise by Buyer of any of its conversion rights under the Note, then the parties hereto acknowledge that Buyer shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Company, a “Conversion Notice” (as defined in the Note) requesting the issuance of the Conversion Shares then issuable in accordance with the terms of the Note, and the Transfer Agent, provided they are the acting transfer agent for the Company at the time, shall, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue the Conversion Shares applicable to the Conversion Notice then being exercised, and surrender to a nationally recognized overnight courier for delivery to Buyer at the address specified in the Conversion Notice, a certificate of the Common Stock of the Company, registered in the name of Buyer, for the number of Conversion Shares to which Buyer shall be then entitled under the Note, as set forth in the Conversion Notice.

(ii)         Issuance of Additional Common Stock Under Section 7.5. The parties hereto acknowledge that pursuant to Section 7.5 below, the Company has agreed to issue, simultaneously with the execution of this Agreement and in the future, certain shares of the Company’s Common Stock in accordance with the terms of Section 7.5 below. In the event, for any reason, the Company fails to issue, or cause its Transfer Agent to issue, any portion of the Common Stock issuable to Buyer under Section 7.5, either now or in the future, then the parties hereto acknowledge that Buyer shall irrevocably be entitled to deliver to the Transfer Agent, on behalf of itself and the Company, a written instruction requesting the issuance of the shares of Common Stock then issuable in accordance with Section 7.5 below, and the Transfer Agent, provided they are the acting transfer agent for the Company at the time, shall, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue such shares of the Company’s Common Stock as directed by Buyer, and surrender to a nationally recognized overnight courier for delivery to Buyer at the address specified in the Buyer’s notice, a certificate of the Common Stock of the Company, registered in the name of Buyer, for the number of shares of Common Stock issuable to Buyer in accordance with Section 7.5.

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(iii)        Removal of Restrictive Legends. In the event that Buyer has any shares of the Company’s Common Stock bearing any restrictive legends, and Buyer, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon, whether in connection with a sale of such shares pursuant to any exempt ion to the registration requirements under the Securities Act, or otherwise, and the Company and or its counsel refuses or fails for any reason to render an opinion of counsel or any other documents or certificates required for the removal of the restrictive legends, then the Company hereby agrees and acknowledges that Buyer is hereby irrevocably and expressly authorized to have counsel to Buyer render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Company hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Company, issue any such shares without restrictive legends as instructed by Buyer, and surrender to a common carrier for overnight delivery to the address as specified by Buyer, certificates, registered in the name of Buyer or its designees, representing the shares of Common Stock to which Buyer is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Company.

(iv)        Authorized Agent of the Company. The Company hereby irrevocably appoints the Buyer and its counsel and its representatives, each as the Company’s duly authorized agent and attorney-in-fact for the Company for the purposes of authorizing and instructing the Transfer Agent to process issuances, transfers and legend removals upon instructions from Buyer, or any counsel or representatives of Buyer, as specifically contemplated herein. The authorization and power of attorney granted hereby is coupled with an interest and is irrevocable so long as any obligations of the Company under Note remain outstanding, and so long as the Buyer owns or has the right to receive, any shares of the Company’s Common Stock hereunder. In this regard, the Company hereby confirms to the Transfer Agent and the Buyer that it can NOT and will NOT give instructions, including stop orders or otherwise, inconsistent with the terms of this Agreement with regard to the matters contemplated herein, and that the Buyer shall have the absolute right to provide a copy of this Agreement to the Transfer Agent as evidence of the Company’s irrevocable authority for Buyer and Transfer Agent to process issuances, transfers and legend removals upon instructions from Buyer, or any counsel or representatives of Buyer, as specifically contemplated herein, without any further instructions, orders or confirmations from the Company.

(v)         Injunction and Specific Performance. The Company specifically acknowledges and agrees that in the event of a breach or threatened breach by the Company of any provision of this Section 7.2(j), the Buyer will be irreparably damaged and that damages at law would be an inadequate remedy if this Agreement were not specifically enforced. Therefore, in the event of a breach or threatened breach of any provision of this Section 7.2(j) by the Company, the Buyer shall be entitled to obtain, in addition to all other rights or remedies Buyer may have, at law or in equity, an injunction restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of the provisions of this Section 7.2(j).

7.3         Reporting Requirements. The Company shall agree as follows:

(a)          Annual Financial Statements Before Reporting Date. At or before the time required by the Principal Trading Market for filing of the Company’s Form 10-K (or equivalent filing), to file with the Principal Trading Market, and to deliver a copy of such filing to the Buyer, of the annual financial statements of the Company, including all information required by the Principal Trading Market to be included in a Form 10-K filing (or its equivalent); and

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(b)          Annual Audited Financial Statements After Reporting Date. From and after the Reporting Date, at or before the time required by the SEC for filing of the Company’s Form 10-K, to file with the SEC, and to deliver a copy of such filing to the Buyer, of the annual audited financial statements of the Company, including all information required by the SEC to be included in a Form 10-K filing; and

(c)          Quarterly Financial Statements Before Reporting Date. At or before the time required by the Principal Trading Market for filing of the Company’s Form 10-Q (or equivalent filing), to file with the Principal Trading Market, and to deliver a copy of such filing to the Buyer, of the quarterly financial statements of the Company, including all information required by the Principal Trading Market to be included in a Form 10-Q filing (or its equivalent); and

(d)          Quarterly Financial Statements After Reporting Date. From and after the Reporting Date, at or before the time required by the SEC for filing of the Company’s Form 10-Q, to file with the SEC, and to deliver a copy of such filing to the Buyer, of the quarterly financial statements of the Company, including all information required by the SEC to be included in a Form 10-Q filing; and

(e)          Monthly Compliance Certificate. On the first 10th day of every month, the Company shall deliver to the Buyer a compliance certificate in substantial substance and form as attached hereto as Exhibit “B”, including a balance sheet and income statement of the Company, on a consolidated basis, as of the then ended calendar month.

7.4          Fees and Expenses.

(a)          Transaction Fees. The Company agrees to pay to the Buyer a funding fee equal to five percent (5.0%) of the original face amount of the Note, due and payable at the Closing. Such fee may be withheld and deducted by Buyer from the proceeds of the Note otherwise payable to the Company. In addition, the Company agrees to pay to its counsel, Lucosky Brookman LLP, a fee pursuant to a separate agreement in connection with such firm’s work in connection with such firm’s preparation and filing of an S-1 registration statement for the Company, which fees the Company agrees may be withheld and deducted by the Buyer from the proceeds of the Note otherwise payable to the Company, and paid directly to such law firm.

(b)          Due Diligence Fees. The Company agrees to pay to the Buyer a due diligence fee equal to Ten Thousand and No/100 Dollars ($10,000.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement.

(c)          Document Review and Legal Fees. The Company agrees to pay to the Buyer or its counsel a document review and legal fee equal to Ten Thousand and No/100 Dollars ($10,000.00), which shall be due and payable in full on the Effective Date, or any remaining portion thereof shall be due and payable on the Effective Date if a portion of such fee was paid upon the execution of any term sheet related to this Agreement. The Company also agrees to be responsible for the prompt payment of all legal fees and expenses of the Company and its own counsel and other professionals incurred by the Company in connection with the negotiation and execution of this Agreement and the Transaction Documents.

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(d)          Other Fees. The Company also agrees to pay to the Buyer (or any designee of the Buyer), upon demand, or to otherwise be responsible for the payment of, any and all other costs, fees and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Buyer and of any experts and agents, which the Buyer may incur or which may otherwise be due and payable in connection with: (i) the administration, amendment, waiver or other modification or termination of this Agreement or any other Transaction Documents; (ii) any documentary stamp taxes, intangibles taxes, recording fees, filing fees, or other similar taxes, fees or charges imposed by or due to any Governmental Authority in connection with this Agreement or any other Transaction Documents; (iii) the exercise or enforcement of any of the rights of the Buyer under this Agreement or the Transaction Documents; or (iv) the failure by the Company to perform or observe any of the provisions of this Agreement or any of the Transaction Documents. Included in the foregoing shall be the amount of all expenses paid or incurred by Buyer in consulting with counsel concerning any of its rights under this Agreement or any other Transaction Document or under applicable law. To the extent any such costs, fees, charges, taxes or expenses are incurred prior to the funding of proceeds from the Closing, same shall be paid directly from the proceeds of the Closing. All such costs and expenses, if not so immediately paid when due or upon demand thereof, shall bear interest from the date of outlay until paid, at the highest rate set forth in the Debenture, or if none is so stated, the highest rate allowed by law. All of such costs and expenses shall be additional Obligations of the Company to Buyer secured under the Transaction Documents. The provisions of this Subsection shall survive the termination of this Agreement. Notwithstanding anything which may be contained in this Section 7.4(d) to the contrary, the only cash fees and expenses (other than stamp and UCC Financing Statement filing expenses) which shall be assessed by the Buyer upon Closing are provided in Sections 7.4(a), (b) and (c).

7.5          Incentive Shares.

(a)          Share Issuance. The Company shall pay to Buyer a fee for corporate advisory and investment banking services provided by the Buyer to the Company prior to the Effective Date by issuing to Buyer that number of shares of the Company’s Common Stock that equal to a dollar amount equal to $200,000.00 (the “Share Value”). For purposes of determining the number of Incentive Shares issuable to Buyer under this Section 7.5(a), the Company’s Common Stock shall be valued at the volume weighted average price as of the close of the business day immediately prior to the date the Company executes this Agreement (the “Valuation Date”), as reported by Bloomberg (the “VWAP”). The Buyer shall confirm to the Company in writing, the VWAP for the Common Stock as of the Valuation Date, and the corresponding number of Incentive Shares issuable to the Buyer based on such price. The Company shall instruct its Transfer Agent to issue certificates representing the Incentive Shares issuable to the Buyer immediately upon the Company’s execution of this Agreement, and shall cause its Transfer Agent to deliver such certificates to Buyer within five (5) business days from the date the Company executes this Agreement. In the event such certificates representing the Incentive Shares issuable hereunder shall not be delivered to the Buyer within said five (5) business day period, same shall be an immediate default under this Agreement and the other Transaction Documents. The Incentive Shares, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s Common Stock. The Incentive Shares are and shall be deemed fully earned in connection with the corporate advisory and investment banking services provided by the Buyer to the Company prior to the Effective Date.

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(b)          Adjustments. It is the intention of the Company and Buyer that by a date that is twelve (12) months after the Valuation Date (the “Twelve Month Valuation Date”) the Buyer shall have generated net proceeds from the sale of the Incentive Shares equal to the Share Value. The Buyer shall have the right to sell the Incentive Shares in the Principal Trading Market or otherwise, at any time in accordance with applicable securities laws. At any time the Buyer may elect after the Twelve Month Valuation Date (or prior to such Twelve Month Valuation Date, if Buyer has sold all Incentive Shares prior to such Twelve Month Valuation Date), the Buyer may deliver to the Company a reconciliation statement showing the net proceeds actually received by the Buyer from the sale of the Incentive Shares (the “Sale Reconciliation”). If, as of the date of the delivery by Buyer of the Sale Reconciliation, the Buyer has not realized net proceeds from the sale of such Incentive Shares equal to at least the Share Value, as shown on the Sale Reconciliation, then the Company shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Buyer in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Incentive Shares, the Buyer shall have received total net funds equal to the Share Value. If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Buyer still has not received net proceeds equal to at least the Share Value, then the Company shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Buyer as contemplated above, and such additional issuances shall continue until the Buyer has received net proceeds from the sale of such Common Stock equal to the Share Value. In the event the Buyer receives net proceeds from the sale of Incentive Shares equal to the Share Value, and the Buyer still has Incentive Shares remaining to be sold, the Buyer shall return all such remaining Incentive Shares to the Company. In the event additional Common Stock is required to be issued as outlined above, the Company shall instruct its transfer agent to issue certificates representing such additional shares of Common Stock to the Buyer immediately subsequent to the Buyer’s notification to the Company that additional shares of Common Stock are issuable hereunder, and the Company shall in any event cause its transfer agent to deliver such certificates to Buyer within five (5) business days following the date Buyer notifies the Company that additional shares of Common Stock are to be issued hereunder. In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Buyer within said five (5) business day period, same shall be an immediate default under this Agreement and the Transaction Documents. Notwithstanding anything contained in this Section 7.5 to the contrary, at any time on or prior to the Twelve Month Valuation Date, but not thereafter (unless agreed to by the Buyer), the Company shall have the right, at any time during such period, to redeem any Incentive Shares then in the Buyer’s possession for an amount payable by the Company to Buyer in cleared U.S. funds equal to the Share Value, less any net cash proceeds received by the Buyer from any previous sales of Incentive Shares. Upon Buyer’s receipt of such cash payment in accordance with the immediately preceding sentence, the Buyer shall return any then remaining Incentive Shares in its possession back to the Company.

7.6           Share Reserve. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the issuance of the Conversion Shares and Incentive Shares under this Agreement or any other Transaction Documents (collectively, the “Share Reserve”). The Company represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Company shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Note and issuance of all Incentive Shares that may be issuable hereunder. If at any time the Share Reserve is insufficient to effect the full conversion of the Note and issuance of all Incentive Shares that may be issuable hereunder, the Company shall take all required measures to implement an increase of the Share Reserve accordingly. If the Company does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Company shall call and hold a special meeting of the shareholders within twenty (20) business days of such occurrence, for the sole purpose of increasing the number of shares authorized. The Company’s management shall recommend to the shareholders to vote in favor of increasing the number of shares of Common Stock authorized.

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ARTICLE VIII

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closings is subject to the satisfaction, at or before the respective Closing Dates, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

8.1           Buyer shall have executed the Transaction Documents and delivered them to the Company.

8.2           The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Dates as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Dates.

ARTICLE IX

CONDITIONS PRECEDENT TO THE BUYER’S OBLIGATIONS TO PURCHASE

The obligation of the Buyer hereunder to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

9.1          The Company shall have executed and delivered the Transaction Documents and delivered the same to the Buyer.

9.2           The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

9.3           The Buyer shall have received an opinion of counsel from counsel to the Company in a form satisfactory to the Buyer and its counsel.

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9.4           The Buyer shall have issued an irrevocable issuance instruction letter and board resolution, authorizing the issuance of the Incentive Shares and directing its transfer agent to issue and deliver the Incentive Shares to Buyer or its designee.

9.5           The Company shall have executed and delivered to Buyer a closing certificate in substance and form required by Buyer, which closing certificate shall include and attach as exhibits: (i) a true copy of a certificate of good standing evidencing the formation and good standing of the Company from the secretary of state (or comparable office) from the jurisdiction in which the Company is incorporated, as of a date within ten (10) days of the Closing Date; (ii) the Company’s Certificate of Incorporation; (iii) the Company’s Bylaws; and (iv) copies of the resolutions of the board of directors of the Company consistent with Section 6.3, as adopted by the Company’s board of directors in a form reasonably acceptable to Buyer.

9.6           No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

9.7           The Company shall have executed such other agreements, certificates, confirmations or resolutions as the Buyer may required to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Buyer.

ARTICLE X

INDEMNIFICATION

10.1         Company’s Obligation to Indemnify. In consideration of the Buyer’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Company’s other obligations under this Agreement, the Company and its subsidiaries, jointly and severally, hereby agree to defend and indemnify Buyer and its Affiliates and subsidiaries and their respective directors, officers, employees, agents and representatives, and the successors and assigns of each of them (collectively, the “Buyer Indemnified Parties”) and Company and its subsidiaries do hereby agree to hold the Buyer Indemnified Parties forever harmless, from and against any and all Claims made, brought or asserted against the Buyer Indemnified Parties, or any one of them, and Company and its subsidiaries hereby agree to pay or reimburse the Buyer Indemnified Parties for any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to: (i) any misrepresentation or breach of any representation or warranty made by the Company or any of its subsidiaries in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; (ii) any breach of any covenant, agreement or Obligation of the Company or its subsidiaries contained in this Agreement, the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby; or (iii) any Claims brought or made against the Buyer Indemnified Parties, or any one of them, by a third party and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Transaction Documents or any other instrument, document or agreement executed pursuant hereto or thereto, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Note, or the status of the Buyer or holder of any of the Securities, as a buyer of such Securities in the Company. To the extent that the foregoing undertaking by the Company and its subsidiaries may be unenforceable for any reason, the Company and its subsidiaries shall make the maximum contribution to the payment and satisfaction of each of the Claims covered hereby, which is permissible under applicable Law.

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ARTICLE XI
MISCELLANEOUS

11.1         Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	Millennium Healthcare, Inc.
400 Garden City Plaza
Garden City NY 11530
Suite 440
Attn: Mr. Dominick Sartorio, CEO.
Telephone: 516 628-5500
Facsimile: 516 628-5400
E-Mail: dominick@millenniumhcs.com

With a copy to:	Seth Brookman, Esq.
(which shall not constitute notice)	Lucosky Brookman, LLP
33 Wood Avenue South, 6th” Floor
Iselin, New Jersey 08830
Phone: (732) 395-4400
Fax: (732) 395-4401
Email: sbrookman@lucbro.com

If to the Buyer:	TCA Global Credit Master Fund, LP
1404 Rodman Street
Hollywood, FL 33020
Attn: Mr. Robert Press
Telephone: (786) 323-1650
Facsimile: (786) 323-1651
E-Mail: bpress@trafcap.com

With a copy to:	David Kahan, P.A.
6420 Congress Ave., Suite 1800
Boca Raton, FL 33487
Attn: David Kahan, Esq.
Telephone: (561) 672-8330
Facsimile: (561) 672-8301
E-Mail: david@dkpalaw.com

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered, then upon hand delivery thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

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11.2         Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto and the documents delivered pursuant hereto, including the Transaction Documents, set forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as contained herein and in the Transaction Documents.

11.3         Assignment. The Buyer may at any time assign its rights in this Agreement or any of the other Transaction Documents, or any part thereof, without the Company’s consent or approval. In addition, the Buyer may at any time sell one or more participations in the Note. The Company may not sell or assign this Agreement or any of the Transaction Documents, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of the Buyer, which consent may be withheld in Buyer’s sole and absolute discretion.

11.4         Binding Effect. This Agreement shall be binding upon the parties hereto, their respective successors and permitted assigns.

11.5         Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, or change of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such amendment, modification or change.

11.6         No Waiver. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

11.7         Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

11.8         Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

11.9         Electronic Signatures. The Buyer is hereby authorized to rely upon and accept as an original for all purposes, this Agreement, any other Transaction Document or other communication which is sent to Buyer or its counsel by facsimile, telegraphic, .pdf, or other electronic transmission (each, a “Communication”) which Buyer or its counsel in good faith believes has been signed by the Company and has been delivered to Buyer or its counsel by a properly authorized representative of the Company, whether or not that is in fact the case. Notwithstanding the foregoing, the Buyer shall not be obligated to accept any such Communication as an original and may in any instance require that an original document be submitted to Buyer in lieu of, or in addition to, any such Communication.

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11.10         Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.11         Governing Law. This Agreement shall be construed in accordance with the laws of the State of Nevada, without regard to the principles of conflicts of laws. The parties further agree that any action between them shall be heard in Clark County, Nevada and expressly consent to the jurisdiction and venue of the State Courts sitting in Clark County, Nevada and the United States District Court for the District of Nevada for the adjudication of any civil action asserted pursuant to this Agreement; provided, however, nothing contained herein shall limit the Buyer’s ability to bring suit or enforce this Agreement or any other Transaction Documents in any other jurisdiction.

11.12         Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

11.13         Survival. All covenants, agreements, representations and warranties made by the Company herein shall, notwithstanding any investigation by the Buyer, be deemed material and relied upon by Buyer and shall survive the making and execution of this Agreement and the Transaction Documents and the issuance of the Note, and shall be deemed to be continuing representations and warranties until such time as the Company has fulfilled all of its Obligations to Buyer, the Note has been indefeasibly repaid in full and Buyer no longer owns any of the Incentive Shares.

11.14         Time is of the Essence. The parties hereby agree that time is of the essence with respect to performance of each of the parties’ Obligations under this Agreement. The parties agree that in the event that any date on which performance is to occur falls on a Saturday, Sunday or state or national holiday, then the time for such performance shall be extended until the next business day thereafter occurring.

11.15         Joint Preparation. The preparation of this Agreement has been a joint effort of the parties and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

11.16         Severability. If any one of the provisions contained in this Agreement, for any reason, shall be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall remain in full force and effect and be construed as if the invalid, illegal or unenforceable provision had never been contained herein.

11.17         No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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11.18         WAIVER OF JURY TRIAL. THE BUYER AND THE COMPANY, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH THE BUYER AND THE COMPANY ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYER TO PURCHASE THE DEBENTURES.

11.19         Compliance with Federal Law. The Company shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls the Company is or shall at any time be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or in any other similar lists of any Governmental Authority; (ii) not use or permit the use of the proceeds of the purchase of the Note to violate any of the foreign asset control regulations of OFAC or any enabling statute, Executive Order relating thereto or any other requirements or restrictions imposed by any Governmental Authority; and (iii) comply with all applicable Lender Secrecy Act (“BSA”) laws and regulations, as amended. As required by federal law and Buyer’s policies and practices, Buyer may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

[SIGNATURES ON THE FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

COMPANY:

MILLENNIUM HEALTHCARE, INC., a Delaware corporation

By:	/s/ Dominick Sartorio
Name:	Dominick Sartorio
Title:	CEO
Date:	9/20/12

BUYER:

TCA GLOBAL CREDIT MASTER FUND, LP

By:	TCA Global Credit Fund GP, Ltd.
Its:	General Partner

By:
Robert Press, Director

Date:

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

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Each of the Subsidiaries listed below is hereby executing this Agreement for the purpose of agreeing to all of the terms, covenants, provisions, conditions, representations and warranties deemed made and agreed to by each of such Subsidiaries under and pursuant to this Agreement.

MILLENNIUM PROCOMM SOLUTIONS, INC.		MILLENNIUM CODING & BILLING, INC.

By:	/s/ Dominick Sartorio	By:	/s/ Dominick Sartorio
Name:	Dominick Sartorio	Name:	Dominick Sartorio
Title:	CEO	Title:	CEO

Date:	9/20/12	Date:	9/20/12

MILLENNIUM MEDICAL DEVICES, LLC		MILLENNIUM VASCULAR MANAGEMENT GROUP, INC.

By:	/s/ Dominick Sartorio	By:	/s/ Dominick Sartorio
Name:	Dominick Sartorio	Name:	Dominick Sartorio
Title:	CEO	Title:	CEO

Date:	9/20/12	Date:	9/20/12

MILLENNIUM VASCULAR MANAGEMENT GROUP OF STATEN ISLAND, LLC

By:	/s/ Dominick Sartorio
Name:	Dominick Sartorio
Title:	CEO

Date:	9/20/12

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EXHIBIT “A”

FORM OF NOTE

EXHIBIT “B”

FORM OF COMPLIANCE CERTIFICATE

DISCLOSURE SCHEDULES FOR COMPANY AND ITS SUBSIDIARIES